                         TRADEMARK SUBLICENSE AGREEMENT

          AGREEMENT made this 24th day of October, 1997 ("Effective Date"), by and between Peter A. Morton ("Sublicensor") and Hard Rock Hotel, Inc. ("Sublicensee").

                             W I T N E S S E T H:

          WHEREAS, pursuant to the Trademark License and Cooperation
Agreement dated as of June 7, 1996 by and between Rank Licensing, Inc. ("Licensor") and Sublicensor (the "Trademark Agreement"), Sublicensor is the exclusive licensee of the Hard Rock Hotel Marks and Hard Rock Casino Marks for use and exploitation in connection with Hard Rock Hotel/Casinos and Hard Rock Casinos in the Morton Territories and has the right to sublicense or franchise any or all of its rights thereunder; and

          WHEREAS, Sublicensor wishes to license to Sublicensee, and Sublicensee wishes to acquire from Sublicensor a license to use such Hard Rock Hotel Marks and Hard Rock Casino Marks in connection with its operation of the Hard Rock Hotel/Casino and Hard Rock Casino located in the Las Vegas, Nevada Metropolitan Statistical Area (the "Las Vegas Hotel");

          NOW, THEREFORE, for good and valuable consideration, including the mutual promises set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          Article 1. DEFINITIONS. Defined terms used in this Agreement but not specified herein shall have the meanings specified in the Trademark Agreement (including all Exhibits, Schedules and Attachments thereto).

          Article 2.  GRANTS OF RIGHT.

          Section 2.1. Sublicensor hereby grants to Sublicensee an exclusive, royalty-free license to use the Hard Rock Hotel Marks and Hard Rock Casino Marks as listed on Exhibits A and B (such Exhibits corresponding to those of the Trademark Agreement) (collectively, the "Sublicensed Marks"), solely in connection with the development, operation, ownership, management, operation of and promotion of the Las Vegas Hotel, including the offering or sale by Sublicensee of Licensed Products bearing the Sublicensed Marks ("Sublicensed Products") to the extent permitted under the Trademark Agreement. Sublicensee shall not use or exploit the Sublicensed Marks elsewhere in the world, except, however, Sublicensee may engage in the promotion, advertising or marketing of the Las Vegas Hotel anywhere in the world.

          Section 2.2.  All rights not expressly granted to Sublicensee in
Section 2.1 are reserved to Sublicensor. Sublicensee shall not otherwise develop, use or exploit the

Sublicensed Marks without the express written consent of Sublicensor. Nothing herein shall prohibit Sublicensee from developing, owning, operating or managing a Hotel, a Hotel/Casino or a Casino that is NOT operated under the Sublicensed Marks or any confusingly similar trademarks or trade names anywhere in the world.

          Section 2.3. Sublicensee agrees, as a sublicensee under Section 10 of the Trademark Agreement to assume, observe and perform all of Sublicensor's obligations, and to be bound by all of Sublicensor's restrictions and reservations of rights, under the Trademark Agreement. Exhibits C, D and E hereto correspond to Exhibits C, D and E of such Trademark Agreement and refer to Sublicensor's obligations under Section 2(b)(vi), (vii) and (viii) therein. Sublicensee acknowledges that it is familiar with the terms of such obligations, restrictions and reservations of rights.

          Section 2.4. Upon request of Sublicensee, Sublicensor agrees to exercise its rights under Section 2(b)(iii) of the Trademark Agreement as necessary to protect and preserve the registrations and/or renewals of the Sublicensed Marks.

          Section 2.5. Sublicensor agrees to take all actions within its control necessary to establish Licensor's claim of title in the Sublicensed Marks and to allow Sublicensee or the Lenders under the Credit Agreement (as defined herein) to document the existence of this Agreement and any security interest granted to the Lenders with the United States Patent and Trademark Office.

          Article 3.  FORM OF USE.

          Section 3.1. Sublicensee agrees to use the Sublicensed Marks in good faith and in a dignified manner, in a manner consistent with Sublicensor's high standards of, and reputation for quality, in a manner consistent with Sublicensee's own current standards for quality, and in accordance with good trademark practice wherever the Sublicensed Marks are used. Sublicensor and Sublicensee agree to use their best efforts to protect the Sublicensed Marks and the goodwill associated therewith.

          Section 3.2. Except as required by law and/or as expressly provided in Section 2.3, Sublicensee agrees not to use any word, words, term or terms to identify its company in conjunction with the Sublicensed Marks and/or the Licensed Services provided by Sublicensee in connection with or relating to the operation of the Las Vegas Hotel ("Sublicensed Services") (other than geographic designations) if such use would in any way dominate, modify or qualify the Sublicensed Marks. Sublicensee shall at no time use or authorize the use of any service mark, trademark, trade name or other designation identical with or confusingly similar to the Sublicensed Marks.

          Section 3.3. Sublicensee agrees to include on all uses of the Sublicensed Marks all notices and legends required by applicable law or regulations to preserve and protect all of Licensor's and Sublicensor's right, title and interest in, to and under the Sublicensed Marks, including without limitation those reasonably requested by Sublicensor. Sublicensee shall comply in all respects with all applicable laws and regulations and obtain all appropriate permits and approvals in regard to the Sublicensed Products and Sublicensed Services.

          Section 3.4. Sublicensee shall use the Sublicensed Marks on any advertising or promotional materials related to Sublicensed Services or Sublicensed Products wherever the Sublicensed Marks may be used with reasonable convenience.

          Article 4.  OWNERSHIP OF SUBLICENSED MARKS.

          Section 4.1. Sublicensee acknowledges and agrees that Licensor is the exclusive owner of all right, title and interest to the Sublicensed Marks, and that Sublicensee will not gain any ownership interest in the Sublicensed Marks under any circumstances. Sublicensee further acknowledges that Sublicensor owns the exclusive rights granted to Sublicensee in Section
2.1 by virtue of a valid license from Licensor.

          Section 4.2. Sublicensee recognizes the value of the goodwill associated with the Sublicensed Marks and acknowledges that the Sublicensed Marks have acquired secondary meaning. Sublicensee agrees not to directly or indirectly question, attack, contest or in any other manner impugn the validity of the Sublicensed Marks or Licensor's and/or Sublicensor's rights in and to the Sublicensed Marks, or this Agreement, including without limitation thereto, in any action in which enforcement of a provision of this Agreement is sought, nor shall Sublicensee willingly become a party adverse to Sublicensor in litigation in which a third party contests the validity of the Sublicensed Marks or Licensor's and/or Sublicensor's rights in and to the Sublicensed Marks. Sublicensee shall not at any time apply for any registration of any copyright, trademark or other designation nor file any document requesting any governmental authority to take any action nor take any action itself which would affect the ownership of or potentially damage, dilute or modify the Sublicensed Marks.

          Section 4.3. Sublicensee shall be considered a "related company" to Sublicensor, as that term is defined by the U.S. Lanham Act, such that any and all goodwill arising from Sublicensee's use of the Sublicensed Marks shall inure solely to the benefit of Sublicensor, and neither during nor after the expiration or termination of this Agreement and the license granted hereunder shall Sublicensee assert any claim to the Sublicensed Marks or such goodwill. Sublicensee shall not take any action that could be detrimental to the Sublicensed Marks or the goodwill associated with the Sublicensed Marks, Sublicensor or Licensor.

          Section 4.4. Sublicensee shall, during the Term of this Agreement and after expiration or termination hereof, execute such documents as Sublicensor may reasonably request from time to time to make any necessary government recordings for Sublicensor or Licensor.

          Section 4.5. The provisions of this Article 4 shall survive any expiration or termination of this Agreement.

           Article 5.  QUALITY CONTROL.

           Section 5.1. Sublicensee covenants that the nature and quality of the Sublicensed Products and the Sublicensed Services and all promotional, advertising, and packaging material relating to the Sublicensed Products and Sublicensed Services, and all representations of the Sublicensed Marks, shall be of good quality at least as high as the quality of similar goods presently sold or distributed by Sublicensor or Sublicensee. Sublicensee acknowledges that it is familiar with the nature and quality of the Licensed Products and Licensed Services and with the representations of the Sublicensed Marks now in use. With respect to any additional Sublicensed Services or Sublicensed Products, Sublicensee agrees that the nature and quality of such products and services shall be equal to and commensurate with that of existing products and services offered by Sublicensor and Sublicensee.

           Section 5.2. Sublicensor shall have the right to inspect the quality of the Sublicensed Products and Sublicensed Services, and Sublicensee shall permit duly authorized representatives of Sublicensor to have reasonable access to all areas of the Hard Rock Hotel/Casinos or Hard Rock Casinos for such inspection purposes during regular business hours and on reasonable notice and in a manner that will cause minimal disruption to Sublicensee's business.

           Section 5.3. Sublicensee shall furnish or render to Sublicensor during such inspections, upon request for Sublicensor's approval and/or testing, representative samples on the premises of each Sublicensed Product, its labels, packaging, advertisements, and all other materials displaying or using the Sublicensed Marks in relation to the Sublicensed Products and Sublicensed Services.

           Section 5.4. The parties acknowledge that all rights of Sublicensor to monitor and intervene in Sublicensee's operations, and all standards of operation set forth herein, are established solely to ensure the quality of the goods and services associated with the Sublicensed Marks and to protect the goodwill accrued in them.

           Article 6. TERM OF LICENSE. The term of this Agreement ("Term") commences on the Effective Date and continues for as long as any Commitment, Loan or Letter of Credit Liability (each as defined in the Credit Agreement) are outstanding under the Credit Agreement dated as of September 26, 1997 among Hard Rock Hotel, Inc. and Merrill Lynch & Co., and Wells Fargo Bank, National Association, as agents (the "Credit Agreement").

           Article 7.  TERMINATION.

           Section 7.1. Subject to the provisions of Article 11, Sublicensor and Sublicensee each have the right to terminate this Agreement if the other party commits a material breach of its obligations hereof, including without limitation a breach of Articles 2, 3, 4, or 12, and fails to cure such breach within thirty (30) days' written notice.

           Section 7.2. Sublicensor has the right to terminate this Agreement immediately upon written notice to Sublicensee if (i) Sublicensee makes an assignment for the benefit of creditors; (ii) Sublicensee admits in writing its inability to pay debts as they mature; (iii) a trustee or receiver is appointed for a substantial part of Sublicensee's assets; or (iv) to the extent termination is enforceable under the U.S. Bankruptcy Code, a proceeding in bankruptcy is instituted against Sublicensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy.

           Section 7.3. If an event described in Section 7.2 occurs, Sublicensor shall have the right, in addition to its other rights and remedies, to suspend Sublicensee's rights regarding the Sublicensed Marks while Sublicensee attempts to remedy the situation.

           Section 7.4. Upon expiration pursuant to Article 6 or termination pursuant to Article 7, Sublicensor and Sublicensee shall cooperate so as best to preserve the value of the Sublicensed Marks. Upon expiration or termination, Sublicensee agrees immediately to discontinue all use of Sublicensed Marks, and at Sublicensor's request, to destroy or return any materials related to same.

           Article 8.  INFRINGEMENT.

           Section 8.1. Sublicensee agrees to notify Sublicensor in writing immediately after it becomes aware of any actual or threatened infringement, impairment or other unauthorized use or conduct in derogation
("Infringement") of the Sublicensed Marks. Sublicensee shall not file an action, suit or proceeding ("Action") alleging Infringement of the Sublicensed Marks without the prior written consent of Sublicensor. Licensor and Sublicensor, in their absolute discretion, may file an Action alleging Infringement of the Sublicensed Marks without the consent of Sublicensee. Sublicensee agrees to cooperate with Licensor and/or Sublicensor, at Sublicensor's request, in any such Action.

           Section 8.2. In any Action alleging Infringement of the Sublicensed Marks or otherwise Sublicensee shall pay such costs and any resulting damages, monetary judgment, settlement and/or compensation paid for such Infringement.

           Section 8.3. Absent a later agreement to the contrary, Sublicensor and Sublicensee agree to divide evenly any costs and expenses of, and any damages, monetary judgment, settlement and/or liability resulting from, any Action brought in any of the Morton Territories where Sublicensee is using the Sublicensed Marks, alleging that the Sublicensed Marks cause the Infringement of the intellectual property rights of a third party.

           Article 9.  REPRESENTATIONS AND WARRANTIES.

           Section 9.1. Sublicensor and Sublicensee each represents and warrants to the other party that:

           (a) This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

           (b) The warranting party is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder, and

           (c) The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

           Section 9.2. Sublicensor represents and warrants that, by virtue of the Trademark Agreement, Sublicensor has full right and authority to grant to Sublicensee the license set forth in Section 2.1.

           Section 9.3. NOTWITHSTANDING SECTION 9.2, SUBLICENSEE ACKNOWLEDGES THAT SUBLICENSOR MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER AS TO OWNERSHIP OR VALUE OF THE SUBLICENSED MARKS. THE SUBLICENSED MARKS ARE HEREBY LICENSED TO SUBLICENSEE ON AN "AS IS" BASIS, AND SUBLICENSEE SHALL BEAR THE ECONOMIC AND LEGAL RISK THAT SUBLICENSOR'S RIGHT TO USE THE SUBLICENSED MARKS SHALL BE OTHER THAN GOOD AND MARKETABLE AND FREE FROM ENCUMBRANCES AND THAT THE SUBLICENSED MARKS SHALL BE VALID AND FREE FROM CONFLICT IN THE MORTON TERRITORIES.

           Article 10. INDEMNIFICATION. Sublicensee hereby indemnifies Sublicensor and undertakes to defend Sublicensor against, and hold Sublicensor harmless from, any suits, loss and damage arising out of any service or act rendered or performed by Sublicensee in connection with this Agreement in relation to the Sublicensed Marks, or out of the sale of any Sublicensed Products or rendering of any Sublicensed Services by Sublicensee.

           Article 11. DISPUTE RESOLUTION.

           Section 11.1. In the event that Sublicensor should note any material failure by Sublicensee to maintain in any respect quality standards set forth herein, Sublicensor shall advise Sublicensee in writing of the particular failure or deficiency noted, and Sublicensee shall correct the same within thirty (30) days of the mailing of such notice. In the event of any dispute regarding the failure of Sublicensee to conform to any provision of quality control as set forth herein or to correct any such related deficiencies, the dispute shall be resolved by binding arbitration, upon the initiation of either party by a written notice to the other party demanding arbitration and specifying the controversy or claim to be arbitrated. The arbitration shall be conducted in California by a single arbitrator or by a panel of three arbitrators as agreed between the parties. The arbitrator(s) shall be chosen in the manner prescribed by the American Arbitration Association and the arbitration shall be conducted under auspices, rules and regulations of the American Arbitration Association with all fees and costs to be shared equally by the parties to the arbitration. The arbitrators(s) shall have the power to award any and all remedies and relief whatsoever that are deemed appropriate under the circumstances, including equitable relief.

     Section 11.2. The written decision of the arbitrator(s) shall be rendered within thirty (30) business days following the close of the arbitration hearing. The written decision of the arbitrator(s) shall be binding and conclusive on the parties thereto and enforceable as provided by the laws of the State of New York, and judgment on such arbitration decision may be entered by any court having jurisdiction thereof.

     Section 11.3. It is expressly acknowledged and agreed that any claims or controversies not specifically identified hereinabove, including but not limited to claims, controversies or disputes relating to the validity of this Agreement or the validity or enforceability of any trademark rights hereunder, shall be excluded from arbitration and shall be adjudicated in a court of competent jurisdiction unless otherwise agreed to by the parties. Any litigation between the parties arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in the State of New York.

     Section 11.4. Sublicensee acknowledges and agrees that the Sublicensed Marks constitute the unique and valuable property rights of Sublicensor, and further acknowledges and agrees that, due to the nature of many of the terms and provisions of this Agreement, money damages will not compensate Sublicensor as a result of any breach of this Agreement by Sublicensee. Accordingly, the parties hereto agree that Sublicensor shall be entitled to obtain without bond from a court of competent jurisdiction an injunction or restraining order or a decree for specific performance of the terms of this Agreement or to maintain the status quo during the arbitration process described herein.

     Article 12. ASSIGNMENTS AND SUBLICENSES. This Agreement, or any portion thereof, may not be assigned or sublicensed by Sublicensee without the prior written consent of Sublicensor, except that this Agreement and Sublicensee's rights hereunder may be pledged as collateral security for any financing of Sublicensee. Any attempted assignment or sublicense by either party not in accordance with this Article 12 shall be void and shall constitute a material breach of this Agreement.

     Article 13. NOTICES. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or internationally recognized overnight courier service or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

             If to Sublicensor:

                    Peter A. Morton
                    510 North Robertson Boulevard
                    Los Angeles, California  90048
                    Telephone No.:  310-854-3366
                    Telecopy No.: 310-652-8747

             With a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Attention:  Gary I. Horowitz
                    Telephone No.:  212-455-2000
                    Telecopy No.: 212-455-2502


             If to Sublicensee:


     Article 14. SURVIVAL. Except as otherwise contemplated by this Agreement, all representations, warranties and indemnities contained in this Agreement shall survive any independent investigation made by the benefiting party and the expiration, suspension or termination of this Agreement.

     Article 15. RELATIONSHIP. Sublicensee shall not use the name or credit of Sublicensor in any manner whatsoever nor incur any obligation in Sublicensor's name. Nothing herein shall be construed to constitute the parties as joint venturers, nor shall any relationship other than Sublicensor and Sublicensee be deemed to exist between them. It is specifically understood that the rights and powers retained by Sublicensor to supervise or otherwise intervene in Sublicensee's activities, all as provided in this Agreement, are retained solely because of the necessity of protecting Sublicensor's interest in the Sublicensed Marks and the goodwill symbolized thereby.

     Article 16. FURTHER ASSURANCES. Sublicensor and Sublicensee agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other party to evidence and effectuate further the purposes and intents set forth in this Agreement.

     Article 17. ENTIRE AGREEMENT/CONSTRUCTION. This Agreement, including the Schedules, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     Article 18. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     Article 19. CUMULATIVE RIGHTS; WAIVER. All rights and remedies which Sublicensor or Sublicensee may be hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. The failure of either Sublicensor or Sublicensee to require strict performance by the other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     Article 20. SEVERABILITY. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof). In such event, the parties shall negotiate in good faith a valid, enforceable, applicable substitute provision that imitates as closely as possible the previous term or provision and has an effect as comparable as possible on the parties respective positions.

     Article 21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

     Article 22. LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES. WHETHER FORESEEABLE OR NOT. OCCASIONED BY FAILURE TO PERFORM OR BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER.

     Article 23. TITLES AND SECTION HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Article 24. SEPARATE COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement, effective as of the date first above written.

                                     PETER A. MORTON
                                     ("Sublicensor")


                                        /s/ Peter Morton
                                     ---------------------------------------
                                     Date: 10/21/97



                                     HARD ROCK HOTEL CORPORATION
                                     ("Sublicensee")

                                     By:  /s/ Peter Morton
                                     ---------------------------------------
                                     Name:   Peter Morton
                                     Title:  President
                                     Date:   10/21/97


    see attached
---------------------------------
       Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of   California
         ---------------------

County of  Los Angeles
         ---------------------

On 10-21-97 before me,        Lainie Schaffel                            ,
   --------           ---------------------------------------------------
     Date            Name and Title of Officer (e.g. "Jane Doe, Notary Public")

personally appeared     Peter Morton
                   ------------------------------------------------------,
                             Name(s) of Signer(s)

                      X  personally known to me
                     ---

                          to be the person whose name is subscribed to the
                          within instrument and acknowledged to me that he
---------------           executed the same in his authorized capacity(ies),
NOTARY SEAL               and that by his signature(s) on the instrument the
---------------           person, or the entity upon behalf of which the
                          person acted, executed the instrument.

                          WITNESS my hand and official seal.

                               Lainie Schaffel
                          --------------------------------------------------
                               Signature of Notary Public

---------------------------------OPTIONAL-----------------------------------
THOUGH THE INFORMATION BELOW IS NOT REQUIRED BY LAW, IT MAY PROVE VALUABLE TO PERSONS RELYING ON THE DOCUMENT AND COULD PREVENT FRAUDULENT REMOVAL AND REATTACHMENT OF THIS FORM TO ANOTHER DOCUMENT.

                                    EXHIBIT A

                                 HARD ROCK HOTEL
                                HARD ROCK CASINO

                                    EXHIBIT B

                                HARD ROCK CASINO

                                    EXHIBIT C

                               [HARD ROCK CAFE LOGO]

                                 LAS VEGAS **

                                   *  Replace with Hotel or Casino

                                  **  May be replaced with "Beach Club"
                                      or "Athletic Club" as designations

                                    EXHIBIT D

                             [HARD ROCK HOTEL LOGO]

                                   Beach Club*

                                           *Or Athletic Club

                                    EXHIBIT E

                           [HARD ROCK BEACH CLUB* LOGO]


                                           *OR "ATHLETIC CLUB"